DELAWARE INVESTMENTS NATIONAL
MUNICIPAL INCOME FUND

FORM NSAR
EXHIBIT LIST
Annual Period Ended March 31, 2009


SUB-ITEM 77C  Matters Submitted
to a Vote of Security Holders

At the Annual Meeting on August 20,
2008,
	Delaware Investments National
Municipal
Income Funds Shareholders elected
nine
directors/trustees.  The results of
the voting at the
meeting were as follows:



Common Shareholders

Preferred
Shareholders


Shares Voted for

Shares
Voted
Withheld Authority

Shares Voted
for
Shares Voted
Withheld Authority

Patrick P.
Coyne

2,130,964

108,107



Thomas L.
Bennett

2,129,737

109,334



John A.
Fry

2,130,964

108,107



Anthony D.
Knerr

2,131,164

107,907



Lucinda S.
Landreth

2,130,964

108,107



Ann R.
Leven

2,131,164

107,907



Thomas F.
Madison



399

0

Janet L. Yeomans



399

0

J.
Richard Zecher
2,129,737
109,334




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